                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130

                                    ---------
                  MIAMI (305) 789-3200 o BROWARD (954) 463-5440
                               FAX (305) 789-3395


E. RICHARD ALHADEFF           THEODORE A. JEWELL              BETTY CHANG ROWE                             OWEN S. FREED
LOUISE JACOWITZ ALLEN         SHARON LEE JOHNSON              STEVEN D. RUBIN                              SENIOR COUNSEL
STUART D. AMES                MICHAEL I. KEYES                MIMI L. SALL
LAWRENCE J. BAILIN            ROBERT T. KOFMAN                NICOLE S. SAYFIE                             DAVID M. SMITH
AMANDA C. BARRY               CHAD K. LANG                    RICHARD E. SCHATZ                         LAND USE CONSULTANT
PATRICK A. BARRY              PAUL TAGER LEHR                 LESTER E. SEGAL
SHAWN BAYNE                   VERNON L. LEWIS                 DAVID M. SEIFER
SUSAN FLEMING BENNETT         TERRY M. LOVELL                 JOSE G. SEPULVEDA                             TAMPA OFFICE
LISA K. BERG                  JOY SPILLIS LUNDEEN             JAY B. SHAPIRO                                 SUITE 2200
MARK J. BERNET                GEOFFREY MacDONALD              MARTIN S. SIMKOVIC                     SUNTRUST FINANCIAL CENTRE
HANS C. BEYER                 MICHAEL C. MARSH                CURTIS H. SITTERSON                     401 EAST JACKSON STREET
STEPHEN R. CALKINS            BRIAN J. McDONOUGH              RONNI D. SOLOMON                          TAMPA, FLORIDA 33602
ELLEN I. CHO                  ANTONIO R. MENENDEZ             MARK D. SOLOV
SETH THOMAS CRAINE            FRANCISCO J. MENENDEZ           EUGENE E. STEARNS                           (813) 223-4800
PETER L. DESIDERIO            ALISON W. MILLER                JENNIFER D. STEARNS
MARK P. DIKEMAN               VICKI LYNN MONROE               BRADFORD SWING
DREW M. DILLWORTH             HAROLD D. MOOREFIELD, JR.       SUSAN J. TOEPFER                         FORT LAUDERDALE OFFICE
SHARON QUINN DIXON            JOHN N. MURATIDES               ANNETTE TORRES                                 SUITE 1900
ALAN H. FEIN                  JOHN K. OLSON                   DENNIS R. TURNER                       200 EAST BROWARD BOULEVARD
ANGELO M. FILIPPI             JAY P. W. PHILP                 RONALD L. WEAVER                     FORT LAUDERDALE, FLORIDA 33301
ANDREA F. FISHER              KARA E. PLUNKETT                ROBERT I. WEISSLER
ROBERT E. GALLAGHER, JR.      DAVID C. POLLACK                PATRICIA G. WELLES                          (954) 462-9500
CHAVA E. GENET                DARRIN J. QUAM                  THOMAS H. WILLIAMS, JR.
LATASHA A. GETHERS            JOHN M. RAWICZ                  MARTIN B. WOODS
PATRICIA K. GREEN             PATRICIA A. REDMOND
JOSEPH K. HALL                ELIZABETH G. RICE
ALICE R. HUNEYCUTT            GLENN M. RISSMAN
RICHARD B. JACKSON            DAVID A. ROTHSTEIN



                                 June 11, 1999



BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, FL 33304
Attention: Board of Directors

Gentlemen:

     We have acted as counsel to BankAtlantic Bancorp, Inc., a Florida corporation (the "Company"), and BBC Capital Trust I, a Delaware statutory business trust ("BBC Capital"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), of which a prospectus ("Prospectus") is a part, to be filed by the Company and BBC Capital with the Securities and Exchange Commission under the Securities Act of 1933, as amended, concerning certain previously registered 9% subordinated debentures due 2005 of the Company, 9 1/2% cumulative trust preferred securities of BBC Capital, 9 1/2% junior subordinated debentures of the Company, and a guarantee of the Company with respect to the trust preferred securities. The Registration Statement relates to market making transactions by and through Ryan Beck & Co., Inc., an affiliate of the Company This opinion is furnished pursuant to the requirements of Item 601(b) (8) of Regulation S-K.

     For purposes of rendering this opinion, we have reviewed and relied upon the Registration Statement and such other documents and instruments as we deemed necessary for the rendering

BankAtlantic Bancorp, Inc.
June 11, 1999
Page 2

of this opinion. In our examination of relevant documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such copies and the accuracy and completeness of all corporate records made available to us by the Company and BBC Capital.


     Based solely on our review of such documents, and upon such information as the Company has provided to us (which we have not attempted to verify in any respect), and reliance upon such documents and information, we hereby adopt, confirm and incorporate by reference the language set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences" which is our tax opinion.


     Our opinion is limited to the federal income tax matters described above and does not address any other federal income tax considerations or any state, local, foreign, or other tax considerations. If any of the information on which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby. Moreover, our opinion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations promulgated thereunder, and Internal Revenue Service rulings, procedures, and other pronouncements published by the United States Internal Revenue Service. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion. This opinion is not binding on the Internal Revenue Service, and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Prospectus under the caption "Certain Federal Income Tax Consequences."

                                 Very truly yours,



                                 STEARNS, WEAVER, MILLER, WEISSLER
                                    ALHADEFF & SITTERSON, P.A.